EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Georgia-Pacific Corporation--Georgia-Pacific Group Canadian Employees Stock Purchase Plan's previously filed Registration Statement File No. 333-58040.

/s/ Arthur Andersen LLP
Atlanta, Georgia
March 25, 2002